EXHIBIT 8

                               CUSTODIAN AGREEMENT


             THIS AGREEMENT made on August __, 1989, between THE PRIMARY INCOME FUNDS, INC., a Wisconsin corporation (hereinafter called the "Corporation"), and FIRST WISCONSIN TRUST COMPANY, a corporation organized under the laws of the State of Wisconsin (hereinafter called "Custodian"),

                              W I T N E S S E T H :

             WHEREAS, the Corporation is in the process of registering with the Securities and Exchange Commission under the Investment Company Act of 1940 as an open-end management investment company comprising a series of three mutual funds, The Primary Income Fund, The Primary Money Market Fund and The Primary U.S. Government Fund (collectively the "Funds"); and

             WHEREAS, the Corporation desires that the securities and cash of each of the Funds shall be hereafter held and administered separately by Custodian pursuant to the terms of this Agreement.

             NOW, THEREFORE, in consideration of the mutual agreements herein made, the Corporation and Custodian agree as follows:

   1.   Definitions

             The word "securities" as used herein include stocks, shares, bonds, debentures, notes, mortgages or other obligations and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or in any property or assets.

             The words "officers' certificate" shall mean a request or direction or certification in writing signed in the name of the Corporation by any two of the President, a Vice President, the Secretary and the Treasurer of the Corporation, or any other persons duly authorized to sign by the Board of Directors of the Corporation.

   2.   Names, Titles and Signatures of Corporation's Officers

             An officer of the Corporation will certify to Custodian the names and signatures of those persons authorized to sign the officers' certificates described in Section 1 hereof, and the names of the members of the Board of Directors, together with any changes which may occur from time to time.

   3.   Receipt and Disbursement of Money

             A. Custodian shall open and maintain a separate account or accounts in the name of each of the Funds, subject only to draft or order by Custodian acting pursuant to the terms of this Agreement. Custodian shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the relevant Fund. Custodian shall make payments of cash to, or for the account of, a Fund from such cash only (a) for the purchase of securities for the portfolio of such Fund upon the delivery of such securities to Custodian, registered in the name of the Corporation or of the nominee of Custodian referred to in Section 7 or in proper form for transfer, (b) for the purchase or redemption of shares of such Fund upon delivery thereof to Custodian, (c) for the payment of interest, dividends, taxes, investment adviser's fees or operating expenses (including, without limitation thereto, fees for legal, accounting, auditing and custodian services and expenses for printing and postage), (d) for payments in connection with the conversion, exchange or surrender of securities owned or subscribed to by such Fund held by or to be delivered to Custodian, or (e) for other proper corporate purposes certified by resolution of the Board of Directors of the Corporation. Before making any such payment Custodian shall receive (and may rely upon) an officers' certificate requesting such payment and stating that it is for a purpose permitted under the terms of items (a),
   (b), (c) or (d) of this Subsection A, and also, in respect of item (e), upon receipt of an officers' certificate specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made; provided, however, that an officers' certificate need not precede the disbursement of cash for the purpose of purchasing a money market instrument if the President, a Vice President, the Secretary or the Treasurer of the Corporation issues appropriate oral instructions to Custodian and an appropriate officers' certificate is received by Custodian within two business days thereafter.
             B. Custodian is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received by Custodian for the account of any Fund.

   4.   Receipt of Securities

             Custodian shall hold in a separate account, and physically segregated at all times from those of any other Fund, person, firm or corporation, pursuant to the provisions hereof, all securities received by it from or for the account of the applicable Fund. All such securities are to be held or disposed of by Custodian for, and subject at all times to the instructions of, the Corporation pursuant to the terms of this Agreement. The Custodian shall have no power or authority to assign, hypothecate, pledge or otherwise dispose of any such securities and investments, except pursuant to the direction of the Corporation and only for the account of the appropriate Fund as set forth in Section 5 of this Agreement.

   5.   Transfer, Exchange, Redelivery, etc. of Securities

             Custodian shall have sole power to release or deliver any securities of any Fund held by it pursuant to this Agreement. Custodian agrees to transfer, exchange or deliver securities held by it hereunder only (a) for sales of such securities for the account of the applicable Fund upon receipt by Custodian of payment therefor, (b) when such securities are called, redeemed or retired or otherwise become payable,
   (c) for examination by any broker selling any such securities in accordance with "street delivery" custom, (d) in exchange for, or upon conversion into, other securities alone or other securities and cash whether pursuant to any plan of merger, consolidation, reorganization, recapitalization or readjustment, or otherwise, (e) upon conversion of such securities pursuant to their terms into other securities, (f) upon exercise of subscription, purchase or other similar rights represented by such securities, (g) for the purpose of exchanging interim receipts or temporary securities for definitive securities, (h) for the purpose of redeeming in kind shares of such Fund upon delivery thereof to Custodian, or (i) for other proper corporate purposes. As to any deliveries made by Custodian pursuant to items (a), (b), (d), (e), (f) and (g), securities or cash receivable in exchange therefor shall be deliverable to Custodian. Before making any such transfer, exchange or delivery, Custodian shall receive (and may rely upon) an officers' certificate requesting such transfer, exchange or delivery, and stating that it is for a purpose permitted under the terms of items (a), (b), (c), (d), (e), (f), (g) or
   (h) of this Section 5 and also, in respect of item (i), upon receipt of an officers' certificate specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made; provided, however, that an officers' certificate need not precede any such transfer, exchange or delivery of a money market instrument if the President, a Vice President, the Secretary or the Treasurer of the Corporation issues appropriate oral instructions to Custodian and an appropriate officers' certificate is received by Custodian within two business days thereafter.

   6.   Custodian's Acts Without Instructions

             Unless and until Custodian receives an officers' certificate to the contrary, Custodian shall: (a) present for payment all coupons and other income items held by it for the account of any Fund which call for payment upon presentation and hold the cash received by it upon such payment for the account of the Corporation; (b) collect interest and cash dividends received, with notice to the applicable Fund, for the account of such Fund; (c) hold for the account of such Fund hereunder all stock dividends, rights and similar securities issued with respect to any securities held by it hereunder; and (d) execute as agent on behalf of the applicable Fund all necessary ownership certificates required by the Internal Revenue Code or the Income Tax Regulations of the United States Treasury Department or under the laws of any state now or hereafter in effect, inserting the Corporation's name on such certificates as the owner of the securities covered thereby, to the extent it may lawfully do so.

   7.   Registration of Securities

             Except as otherwise directed by an officers' certificate, Custodian shall register all securities, except such as are in bearer form, in the name of a registered nominee of Custodian as defined in the Internal Revenue Code and any Regulations of the Treasury Department issued hereunder or in any provision of any subsequent Federal tax law exempting such transaction from liability for stock transfer taxes, and shall execute and deliver all such certificates in connection therewith as may be required by such laws or regulations or under the laws of any state. Custodian shall use its best efforts to the end that the specific securities held by it hereunder shall be at all times identifiable in its records.

             The Corporation shall from time to time furnish to Custodian appropriate instruments to enable Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee, any securities which it may hold for the account of any Fund and which may from time to time be registered in the name of the Corporation.

   8.   Voting and Other Action

             Neither Custodian nor any nominee of Custodian shall vote any of the securities held hereunder by or for the account of a particular Fund, except in accordance with the instructions contained in an officers' certificate. Custodian shall deliver, or cause to be executed and delivered, to the Corporation all notices, proxies and proxy soliciting materials with relation to such securities, such proxies to be executed by the registered holder of such securities (if registered otherwise than in the name of the Corporation), but without indicating the manner in which such proxies are to be voted.

   9.   Transfer Tax and Other Disbursements

             The applicable Fund shall pay or reimburse Custodian from time to time for any transfer taxes payable upon transfers of securities made hereunder for such Fund's account, and for all other necessary and proper disbursements and expenses made or incurred by Custodian in the performance of this Agreement with respect to such Fund.

             Custodian shall execute and deliver such certificates in connection with securities delivered to it or by it under this Agreement as may be required under the provisions of the Internal Revenue Code and any Regulations of the Treasury Department issued thereunder, or under the laws of any state, to exempt from taxation any exemptable transfers and/or deliveries of any such securities.

   10.  Concerning Custodian

             Custodian shall be paid as compensation for its services pursuant to this Agreement such compensation as may from time to time be agreed upon in writing between the Custodian and the Corporation. Until modified in writing such compensation shall be as set forth in Exhibit A attached hereto.

             Custodian shall not be liable for any action taken in good faith upon any certificate herein described or certified copy of any resolution of the Board of Directors, and may rely on the genuineness of any such document which it may in good faith believe to have been validly executed.

             The Corporation agrees to indemnify and hold harmless Custodian and its nominee from all taxes, charges, expenses, assessments, claims and liabilities (including counsel fees) incurred or assessed against it or by its nominee in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct. Custodian is authorized to charge the account of any Fund for such items. In the event of any advance of cash for any purpose made by Custodian resulting from orders or instructions of the Corporation, or in the event that Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Corporation shall be security therefor.

   11.  Subcustodians

             Custodian is hereby authorized to engage another bank or trust company as a Subcustodian for all or any part of the assets of any Fund, so long as any such bank or trust company is a bank or trust company organized under the laws of any state of the United States, having an aggregate capital, surplus and undivided profit, as shown by its last published report, of not less than Two Million Dollars ($2,000,000) and provided that, if the Custodian utilizes the services of a Subcustodian, the Custodian shall remain fully liable and responsible for any losses caused to the applicable Fund by the Subcustodian as fully as if the Custodian was directly responsible for any such losses under the terms of this Agreement.

             Notwithstanding anything contained herein, if any of the Funds requires the Custodian to engage specific Subcustodians for the safekeeping and/or clearing of assets, such Fund agrees to indemnify and hold harmless Custodian from all claims, expenses and liabilities incurred or assessed against it in connection with the use of such Subcustodian in regard to such Fund's assets, except as may arise from its own negligent action, negligent failure to act or willful misconduct.

   12.  Reports by Custodian

             Custodian shall furnish each Fund weekly with a statement summarizing all transactions and entries for the account of such Fund. Custodian shall furnish each Fund at the end of every month with a list of the portfolio securities showing the aggregate cost of each issue. Custodian shall furnish each Fund, at the close of each quarter of the Corporation's fiscal year, with a list showing the cost of the securities held by it for such Fund hereunder, adjusted for all commitments confirmed by the Corporation as of such close, certified by a duly authorized officer of Custodian. The books and records of Custodian pertaining to its actions under this Agreement shall be open to inspection and audit at reasonable times by officers of, and of auditors employed by, the Corporation.

   13.  Termination or Assignment

             This Agreement may be terminated by the Corporation, or by Custodian, on sixty days' notice, given in writing and sent by registered mail to Custodian at P. O. Box 2054, Milwaukee, Wisconsin 53201, or to the Corporation at 700 North Water Street, Milwaukee, Wisconsin 53202, as the case may be. Upon any termination of this Agreement, pending appointment of a successor to Custodian or a vote of the shareholders of any Fund to dissolve or to function without a custodian of its cash, securities and other property, Custodian shall not deliver cash, securities or other property of such Fund to the Corporation, but may deliver them to a bank or trust company in the City of Milwaukee of its own selection, having an aggregate capital, surplus and undivided profits, as shown by its last published report, of not less than Two Million Dollars ($2,000,000) as a custodian for the Corporation to be held under terms similar to those of this Agreement; provided, however, that Custodian shall not be required to make any such delivery or payment until full payment shall have been made by the Corporation of all liabilities constituting a charge on or against the properties then held by Custodian or on or against Custodian, and until full payment shall have been made to Custodian of all its fees, compensation, costs and expenses, subject to the provisions of Section 10 of this Agreement.

             This Agreement may not be assigned by Custodian without the consent of the Corporation, authorized or approved by a resolution of its Board of Directors.

   14.  Deposits of Securities in Securities Depositories

             No provision of this Agreement shall be deemed to prevent the use by Custodian of a central securities clearing agency or securities depository; provided, however, that Custodian and the central securities clearing agency or securities depository meet all applicable federal and state laws and regulations and the Board of Directors of the Corporation approves by resolution the use of such central securities clearing agency or securities depository.

   15.  Records

             To the extent that Custodian in any capacity prepares or maintains any records required to be maintained and preserved by the Corporation pursuant to the provisions of the Investment Company Act of 1940, as amended, or the rules and regulations promulqated thereunder, Custodian agrees to make any such records available to the Corporation upon request and to preserve such records for the periods prescribed in Rule 3la-2 under the Investment Company Act of 1940, as amended.

             IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and their respective corporate seals to be affixed hereto as of the date first above written by their respective officers thereunto duly authorized.

             Executed in several counterparts, each of which is an original.


   Attest:                            FIRST WISCONSIN TRUST COMPANY



   _______________________            By ____________________________


   Attest:                            THE PRIMARY INCOME FUNDS, INC.



   _______________________            By ____________________________